UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2010

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Lease of Office Space

On December 6, 2010, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into a Sublease Agreement with Mayer Brown LLP for office space located in Washington, D.C., commencing October 1, 2011 and expiring on August 30, 2024, with an initial base rent of $1.16 million per year, and an “early occupancy” option that Farmer Mac may exercise on or after August 1, 2011.  Farmer Mac does not have any material relationship with Mayer Brown LLP other than in respect of the Sublease Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
	Name:	Jerome G. Oslick
	Title:	Senior Vice President – General Counsel

Dated: December 8, 2010